UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2010

Exact Name of Registrant as Specified
in Charter; State or Other Jurisdiction of
Incorporation; Address of Principal
	Executive Offices and Telephone	IRS Employer
Commission File Number	Number including area code	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant or, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)(c) On January 20, 2010, the Board of Directors (the “Board”) of the Company appointed Denise R. Danner as Vice President, Controller and Chief Accounting Officer of the Company and the Board of Arizona Public Service Company (“APS”) appointed her Chief Accounting Officer of APS, with all appointments effective on January 20, 2010. Ms. Danner, age 54, had been, and continues to be, the Vice President and Controller of APS, since January 1, 2009. Ms. Danner previously was employed by Allied Waste Industries, Inc. as Senior Vice President, Controller and Chief Accounting Officer (2007 — 2008) and by Phelps Dodge Corporation as Vice President, Controller and Chief Accounting Officer (2004 — 2007). Ms. Danner replaces Barbara M. Gomez who is assuming the new position of APS Vice President, Supply Chain.
(d) On January 19, 2010, the Board appointed Dr. Denis A. Cortese to the Finance, Nuclear and Operating Committee. Dr. Cortese joined the Board effective January 1, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: January 25, 2010	By:	/s/ David P. Falck
David P. Falck
Executive Vice President, General Counsel & Secretary

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: January 25, 2010	By:	/s/ David P. Falck
David P. Falck
Executive Vice President, General Counsel & Secretary